THIRD AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                  NAME OF FUNDS



UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Mid Cap Fund
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout International Discovery Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Third Amended and Restated Schedule A to the Administration and Fund Accounting Agreement dated April 1, 2005, and executed by and between UMB Scout Funds and UMB Fund Services, Inc., to be effective as of the 31st day of December 2007.


UMB FUND SERVICES, INC.                     UMB SCOUT FUNDS



By:      /S/ PETER J. HAMMOND                  By:      /S/ C. WARREN GREEN
    ----------------------------------             ---------------------------

Title:    EXECUTIVE VICE PRESIDENT            Title:   TREASURER
      --------------------------------            ----------------------------